Exhibit 10.1

                                                                  EXECUTION COPY
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                            ASSET PURCHASE AGREEMENT


                                      among


                               DYNEX CAPITAL, INC.
                             a Virginia corporation,


                          GLS CAPITAL - CUYAHOGA, INC.
                             a Virginia corporation,


                       GLS - CUYAHOGA LIEN POOL ONE, INC.
                             a Virginia corporation,


                                       and


                         PLYMOUTH PARK TAX SERVICES, LLC
                      a Delaware limited liability company



                         Dated as of September 13, 2004










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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I            DEFINITIONS..............................................1
     Section 1.01.   Definitions..............................................1
     Section 1.02.   Other Definitional Provisions............................4

ARTICLE II           TERMS OF ACQUISITION.....................................5
     Section 2.01.   Purchase and Sale of Tax Liens...........................5
     Section 2.02.   Assumed Liabilities......................................6
     Section 2.03.   Aggregate Purchase Price.................................6
     Section 2.04.   Additional Tax Liens Adjustment Amount...................7
     Section 2.05.   Closings.................................................7
     Section 2.06.   Acquisition of Additional Tax Liens......................7

ARTICLE III.         THE TAX LIENS............................................8
     Section 3.01.   Representations and Warranties of Sellers with
                     Respect to the Tax Liens.................................8

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF SELLERS................9
     Section 4.01.   Representations and Warranties of Sellers................9

ARTICLE V.           REPRESENTATIONS AND WARRANTIES OF PPTS..................10
     Section 5.01.   Representations and Warranties of PPTS..................10

ARTICLE VI.          COVENANTS...............................................11
     Section 6.01.   Covenants...............................................11
     Section 6.02.   Carry on in Ordinary Course.............................11
     Section 6.03.   Other Transactions......................................12
     Section 6.04.   Consents................................................12
     Section 6.05.   Public Announcements....................................12
     Section 6.06.   Best Efforts to Close...................................12

ARTICLE VII.         CONDITIONS TO CLOSING...................................12
     Section 7.01.   Conditions of PPTS's Oblication to Close................12
     Section 7.02.   Conditions of GLS's and Dynex's Obligations to
                     Close...................................................13

ARTICLE VIII.        FURTHER ASSURANCES......................................14
     Section 8.01.   Further Assurances......................................14

ARTICLE IX.          INDEMNIFICATION.........................................14
     Section 9.01.   Survival of Representations.............................14
     Section 9.02.   Indemnitors; Indemnified Persons........................15
     Section 9.03.   Indemnity of PPTS.......................................15
     Section 9.04.   Indemnity of GLS and Dynex..............................15
     Section 9.05.   Procedures for Indemnification; Defense.................16
     Section 9.06.   Limitation on Indemnification...........................16
     Section 9.07.   Method of Indemnification...............................16
     Section 9.08.   Defective Tax Liens.....................................17

ARTICLE X.           NON-COMPETITION; CONFIDENTIALITY........................18
     Section 10.01.  Non-Competition.........................................18
     Section 10.02.  Non-Solicitation........................................18
     Section 10.03.  Non-Disruption..........................................18
     Section 10.04.  Confidentiality.........................................18
     Section 10.05.  Remedies upon Breach....................................19

ARTICLE XI.          TERMINATION.............................................19
     Section 11.01.  Termination.............................................19
     Section 11.02.  Effects of Termination..................................20

ARTICLE XII.         MISCELLANEOUS...........................................20
     Section 12.01.  Amendment...............................................20
     Section 12.02.  Protection of Title; Misdirected Payments...............20
     Section 12.03.  Notices.................................................20
     Section 12.04.  Fees and Expenses.......................................21
     Section 12.05.  Assignment..............................................21
     Section 12.06.  Limitations on Rights of Others.........................21
     Section 12.07.  Severability............................................22
     Section 12.08.  Separate Counterparts...................................22
     Section 12.09.  Headings................................................22
     Section 12.10.  Governing Law...........................................22
     Section 12.11.  Sophisticated Parties...................................22

__________________________
SCHEDULES

Schedule A        Existing Tax Liens
Schedule B        County Credits

EXHIBITS

Exhibit A         Escrow Agreement

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of September 13, 2004 (this "Agreement"), among DYNEX CAPITAL, INC., a Virginia corporation ("Dynex"), GLS CAPITAL - CUYAHOGA, INC., a Virginia corporation ("GLS Capital"), GLS - CUYAHOGA LIEN POOL ONE, INC., a Virginia corporation ("GLS Lien Pool One", together with GLS Capital, "GLS"; and GLS together with Dynex, the "Sellers") and PLYMOUTH PARK TAX SERVICES, LLC, a Delaware limited liability company ("PPTS").

         WHEREAS, PPTS desires to purchase from GLS, and GLS desires to sell, transfer, assign, set over and convey to PPTS, certain Tax Liens (as defined below) and all of the right, title and interest of GLS in and to the County Agreement 1998 and the County Agreement 2004 (as defined below);

         WHEREAS, concurrently with the execution of this Agreement, Cuyahoga County, Ohio will consent to the assignment by GLS Capital to PPTS of all of its right, title and interest in and to the County Agreement 1998 and the County Agreement 2004 pursuant to the County Amendment and Consent (as defined below);

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Additional Tax Liens" means those Tax Liens to be purchased by PPTS from the County pursuant to the County Agreement 2004 in 2004.

         "Additional Tax Liens  Adjustment  Amount" has the meaning set forth in
Section 2.04(a) hereof.

         "Aggregate Purchase Price" has the meaning set forth in Section 2.01(a) hereof.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

         "Bankruptcy Tax Lien" means a Tax Lien with respect to which the related Property Owner, as of the Purchase Date, (i) had filed a voluntary petition for relief under the Bankruptcy Code, or (ii) had instituted against it an involuntary proceeding under the Bankruptcy Code which shall have resulted in an order for relief having been issued or which remained undismissed for a period of 30 days.

         "Business Day" means any day other than a Saturday, Sunday and any day on which banks located in the State of New York are authorized or required to close for business.

         "Closing Date" has the meaning set forth in Section 2.05 hereof.

         "County" means Cuyahoga County, Ohio.

         "County Agreement 1998" means the Tax Certificate Sale/Purchase Agreement, dated as of September 1, 1998, between the County Treasurer and GLS Capital (formerly GLS Capital Services - Cuyahoga, Inc.), as amended by the Amended Tax Certificate Sale/Purchase Agreement, dated as of November 18, 1998, the Third Amendment to Tax Certificate Sale/Purchase Agreement, dated as of August 31, 1999, the Fourth Amendment to Tax Certificate Sale/Purchase Agreement, dated as of August 10, 2000, and the Fifth Amendment to Tax Certificate Sale/Purchase Agreement, dated as of May 1, 2001, and as assigned to GLS Lien Pool One pursuant to the Assignment and Assumption Agreement, dated September 27, 2001, among GLS Capital, GLS Lien Pool One and the County Treasurer. The proposed Second Amendment to Tax Certificate Sale/Purchase Agreement, proposed to be dated as of May 31, 1999, was never executed.

         "Collections" means, with respect to any Existing Tax Lien, all cash collections, cash equivalents and other proceeds of such Existing Tax Lien.

         "County  Agreement  2004"  means  the  Tax  Certificate   Sale/Purchase
Agreement, dated as of March 9, 2004, between the County Treasurer and GLS Capital.

         "County Amendment and Consent" means the letter agreement, dated September 9, 2004, between the County and PPTS, in which the County consents to, among other things, GLS Capital's assignment of its right, title and interest in and to the County Agreement 2004 to PPTS.

         "Dynex" means Dynex Capital, Inc., a Virginia corporation.

         "Existing Tax Liens" means the Pre-2004 Tax Liens and the July 2004 Tax Liens.

         "Escrow Agent" means Wachovia Bank, National Association, and its successors and assigns.

         "Escrow Agreement" means the Escrow Agreement, to be dated as of the First Closing Date, among the Escrow Agent, PPTS and GLS Capital, substantially in the form of Exhibit A hereto.

         "Face Amount" means the amount identified as "Delq Tax:" on the face of a Tax Lien Certificate, which is the amount of delinquent taxes secured by the related Tax Lien, reduced by any partial payments of such amount.

         "Final Escrow Disbursement Date" has the meaning set forth in Section 2.03(b)(iv) hereof.

         "First  Closing" and "First Closing Date" has the meanings set forth in
Section 2.05 hereof.

         "GLS" has the meaning set forth in the preamble hereof.

         "GLS  Capital"   means  GLS  Capital  -  Cuyahoga,   Inc.,  a  Virginia
corporation.

         "GLS Lien Pool One" means GLS - Cuyahoga Lien Pool One, Inc., a Virginia corporation.

         "Holdback Amount" has the meaning set forth in Section 2.03(b)(iii) hereof.

         "July 2004 Tax Liens" means the Tax Liens listed on Schedule A hereto levied by the County and sold to GLS on July 30, 2004.

         "July 2004 Cut-off Date" means July 30, 2004.

         "Officer's Certificate" means a certificate signed by a Responsible Officer.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         "Pre-2004 Tax Liens" means the Tax Liens listed on Schedule A hereto levied by the County and sold to GLS prior to 2004.

         "Pre-2004 Cut-off Date" means May 26, 2004.

         "Property" means, with respect to a Tax Lien, the real estate encumbered by the Tax Lien.

         "Property Owner" means, as to each Property, the owner of record thereof; provided, however, that where the context makes reference to redemption of a Tax Lien related to a Property, the term "Property Owner" shall also include any Person who has a statutory right to redeem such Tax Lien.

         "Purchase Date" means, with respect to a particular Existing Tax Lien, the date on which the Existing Tax Lien was first acquired by GLS.

         "PPTS" means Plymouth Park Tax Services, LLC, a Delaware limited liability company.

         "Redemptive Value" means, with respect to any Tax Lien at any given time, the amount (consisting of principal, interest, penalties, costs and any other amounts) required to redeem such Tax Lien at such time, which amount is at least equal to the applicable amount set forth on Exhibit A hereto with respect to the Existing Tax Liens.

         "Responsible Officer" means, with respect to Dynex or GLS, the officer of such party assigned the responsibility for the performance of its duties in connection with the transactions contemplated herein.

         "Second Closing" and "Second Closing Date" has the meanings set forth in Section 2.05 hereof.

         "Tax Lien" means any real property tax lien, including but not limited to any Existing Tax Lien and any Additional Tax Lien.

         "Tax Lien Documents" means, for each Existing Tax Lien, the related Tax Certificate and all other documents relating to the Existing Tax Lien affecting the value of the Existing Tax Lien or otherwise contained in the records of GLS relating to the Existing Tax Lien.

         "Tax Lien Interest Rate" means, with respect to any Tax Lien, the annual rate at which interest accrues on the Tax Lien Principal Balance of such Tax Lien.

         "Tax Lien Principal Balance" means, with respect to any Tax Lien at the time of any determination, the principal amount upon which interest at the Tax Lien Interest Rate accrues.

         "Tax Certificate" means an instrument issued by the County pursuant to Ohio Revised Code 5721.33 evidencing a Tax Lien sold by the County to the purchaser thereof.

         "Tax Sale Certificate Number" means, with respect to any Tax Certificate, the number, if any, of each Tax Certificate and by which such Tax Certificate is to be identified on the books and records of GLS, as set forth in the applicable Tax Lien Schedule.

         "Transaction Documents" means, collectively, this Agreement, the County Agreement 1998, the County Agreement 2004, the Escrow Agreement and the County Amendment and Consent.

         "Transferred Assets" has the meaning set forth in Section 2.01(a) hereof.

         Section 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II
                              TERMS OF ACQUISITION

         Section 2.01. Purchase and Sale of Tax Liens. (a) Subject to the terms and conditions of this Agreement, GLS hereby sells, transfers, assigns, sets over and otherwise conveys to PPTS all right, title and interest of GLS, whether now owned or hereinafter acquired, in and to the following (collectively, the "Transferred Assets"):

                  (i) all Pre-2004 Tax Liens, which as of the Pre-2004 Cut-off Date had an aggregate Redemptive Value of $18,438,441.03;

                  (ii) the County Agreement 1998, pursuant to which the County sold the Pre-2004 Tax Liens to GLS;

                  (iii) all July 2004 Tax Liens, which as of the July 2004 Cut-off Date had an aggregate Redemptive Value of $4,308,037.80;

                  (iv) the County Agreement 2004, pursuant to which the County sold the July 2004 Tax Liens to GLS and pursuant to which GLS Capital has the right to purchase Subsequent Liens (as defined in the County Agreement 2004) for the tax years 2004, 2005 and future tax years;

                  (v) the contractual right, pursuant to the County Agreement 2004, of GLS Capital to purchase the Additional Tax Liens, which, as of July 9, 2004, had an aggregate face amount of $15,994,103.84;

                  (vi) the remaining balance of credits, pursuant to the County Agreement 2004, set forth on Schedule B hereto as of August 30, 2004 against certain Tax Liens returned by GLS Capital to the County pursuant to which the County is obligated to deliver substitute Tax Liens to GLS Capital;

                  (vii) all installment payment or similar agreements, if any, entered into between GLS and the Property Owners;

                  (viii) all payments representing Collections in respect of the Pre-2004 Tax Liens and the July 2004 Tax Liens received by GLS since the close of business on September 10, 2004, which payments shall be netted against the Aggregate Purchase Price as provided in Section 2.03(b)(i) hereof;

                  (ix) the proceeds of any and all of the foregoing; and

                  (x) the Tax Lien Documents and all other books, records, files and information (including electronic information whether in hard copy of electronic format) relating to any of the foregoing.

         (b) All assets of GLS that are not enumerated in Section 2.01(a) above, including all payments representing Collections received by GLS prior to the close of business on September 10, 2004 shall be retained by GLS.

         Section 2.02. Assumed Liabilities. Subject to the terms and conditions of this Agreement, on the First Closing Date, PPTS shall assume and agree to pay, perform and discharge when due any and all of GLS Capital's obligations to the County under the County Agreement 1998 and the County Agreement 2004.

         Section 2.03. Aggregate Purchase Price. (a) As full payment for the Transferred Assets, PPTS shall pay to GLS an aggregate amount of $19,075,129.13 (the "Aggregate Purchase Price"), subject to the increase, if any, set forth in
Section 2.04 below.

         (b) The Aggregate Purchase Price shall be paid as follows:

                  (i) First, at the First Closing an amount in cash equal to $18,375,129.13, less any Collections received by GLS since the close of business on September 10, 2004, shall be paid by wire transfer of immediately available funds to or upon the order of GLS Capital;

                  (ii) Second, at the First Closing an amount in cash equal to $700,000 shall be paid to the Escrow Agent, with such amount to be held and disbursed pursuant to the terms of the Escrow Agreement;

                  (iii) Third, at the Second Closing an amount in cash equal to the Additional Tax Liens Adjustment Amount, if any, shall be paid to the Escrow Agent, with such amount to be held and disbursed pursuant to the terms of the Escrow Agreement (the aggregate amount paid to the
         Escrow  Agent  pursuant  to  Section   2.03(b)(ii)   and  this  Section
         2.03(b)(iii) shall collectively be referred to as the "Holdback Amount"); and

                  (iv) Fourth, subject to any claims made pursuant to Article IX hereof, the remaining balance of the Holdback Amount, if any, shall be released by the Escrow Agent to or upon the order of GLS Capital pursuant to the provisions of the Escrow Agreement on the first anniversary of the First Closing Date (the "Final Escrow Disbursement Date").

         Section 2.04. Additional Tax Liens Adjustment Amount. (a) The "Additional Tax Liens Adjustment Amount" shall be calculated as follows: in the event that the Additional Tax Liens are in excess of Five Million Dollars ($5,000,000) in aggregate Face Amount (the "Excess Additional Tax Liens"), the Additional Tax Liens Adjustment Amount shall be equal to the lesser of (I) $750,000, and (II) the product of (A) the Face Amount of the Excess Additional Tax Liens and (B) one minus the quotient of (i) the purchase price paid to the County for the Additional Tax Liens divided by (ii) the Face Amount of the Additional Tax Liens.

         (b) Not less than five Business Days prior to PPTS purchasing the Additional Tax Liens, PPTS shall deliver to Dynex a certificate (the "Adjustment Certificate") setting forth, in reasonable detail, (A) an itemized list showing the individual and aggregate Face Amounts of the Additional Tax Liens to be purchased by PPTS from the County and (B) the individual and aggregate Face Amounts of the Excess Additional Tax Liens, (C) the purchase price paid by PPTS to the County for the Excess Additional Tax Liens, and (D) the resulting Additional Tax Liens Adjustment Amount. If Dynex has any objections to the Adjustment Certificate, PPTS and Dynex shall promptly, in good faith, use their best efforts to resolve the objections in order the consummate the Second Closing on the scheduled Second Closing Date.

         Section 2.05. Closings. The closing of the sale of the Transferred Assets (other than the Additional Tax Liens) (the "First Closing") shall take place at a location, time and date as shall be agreed upon by Dynex, GLS and PPTS, on or prior to September 20, 2004, such closing to commence at 10 a.m., New York time (the "First Closing Date"). The closing of the sale of the Additional Tax Liens (the "Second Closing") shall take place at a location, time and date as shall be agreed upon by Dynex, GLS and PPTS (the "Second Closing Date"; each of the First Closing Date and the Second Closing Date shall be deemed a "Closing Date"), promptly after the consummation of the purchase of the Additional Tax Liens by PPTS from the County. PPTS shall use its best reasonable efforts to cause the consummation of the purchase of the Additional Tax Liens at the earliest possible date.

         Section 2.06. Acquisition of Additional Tax Liens. GLS, Dynex and PPTS acknowledge that certain cooperation has existed between the parties and will continue to exist between the parties both before and after the execution of this Agreement as it relates to the purchase of the Additional Tax Liens. PPTS agrees to reimburse GLS and Dynex for all third-party fees, costs and expenses incurred in connection with the contemplated acquisition of the Additional Tax Liens; provided, however, GLS and Dynex will not incur such fees, costs or expenses without PPTS's prior approval. PPTS shall deliver to Dynex the schedule of the Additional Tax Liens that PPTS proposes to purchase from the County within one Business Day after the date PPTS submits such schedule to the County.


                                   ARTICLE III
                                  THE TAX LIENS

         Section 3.01. Representations and Warranties of Sellers with Respect to the Tax Liens. (a) The Sellers, jointly and severally, hereby represent and warrant that, as of the First Closing Date, (1) the information set forth in Schedule A and in Schedule B will be correct in all material respects and (2) as to the Existing Tax Liens transferred hereunder:

                  (i) GLS was the sole owner and holder of the Tax Lien;

                  (ii) GLS had full power and authority to sell the Tax Lien to PPTS;

                  (iii) GLS sold the Tax Lien to PPTS free and clear of any and all liens, pledges, charges, security interests or any other statutory impediments to transfer of any nature encumbering the Tax Lien (but subject to the right of redemption by the related Property Owner);

                  (iv) the sale of the Tax Lien by GLS to PPTS did not contravene or conflict with any laws, rules or regulations or any material contractual or other restriction, limitation or encumbrance applicable to GLS;

                  (v) the Tax Lien was a legal, valid, binding and enforceable lien on the related Property and an enforceable obligation of the related Property Owner to pay the Redemptive Value thereof, and all extensions required to be filed, if any, have been filed in order to preserve the lien of the Tax Lien on the related Property;

                  (vi) the Tax Lien represented a first priority lien on the underlying Property, subject only to other Tax Liens on the Property being sold hereunder, and except, with respect to a Bankruptcy Tax Lien, the Bankruptcy Tax Lien may have been subordinated to the liens of other creditors under the provisions of the Bankruptcy Code, including but not limited to Section 724(b) thereof;

                  (vii) the Tax Lien was not subject to a foreign government's diplomatic immunity from enforcement or bilateral treaty with the United States of America;

                  (viii) to the knowledge of Dynex and GLS, (A) no right of rescission, setoff, counterclaim or defense had been asserted by any Property Owner with respect to the Tax Lien, and (B) GLS had not taken any action that would cause any Property Owner to assert a claim (I) against PPTS relating to the Tax Lien or (II) that would adversely affect the value of the Tax Lien as set forth on Schedule A hereto;

                  (ix) the Tax Lien had not been compromised, adjusted or modified (including by extension of time or payment or the granting of any discounts, allowances or credits).

                  (x) if the Tax Lien was a Bankruptcy Tax Lien, appropriate and timely proofs of claim had been filed and all other necessary actions to preserve and maintain the claim of the Tax Lien had been taken;

                  (xi) the Tax Lien did not relate to a Property owned by a Property Owner that was subject to any proceeding under the Bankruptcy Code commenced prior to October 22, 1994; and

                  (xii) the Tax Lien had not been discharged (in whole or in part) in proceeding under the Bankruptcy Code.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Section 4.01. Representations and Warranties of Sellers. The Sellers, jointly and severally, make the following representations and warranties on which PPTS is deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the First Closing Date, and shall survive the sale of the Transferred Assets to PPTS.

         (a) Power and Authority. Each of Dynex, GLS Capital and GLS Lien Pool One is validly existing as a Virginia corporation under the laws of the Commonwealth of Virginia, with full power and authority to execute and deliver this Agreement and to carry out its terms. Each of GLS Capital and GLS Lien Pool One has full power, authority and legal right to sell and assign the Transferred Assets to PPTS. Each of Dynex, GLS Capital and GLS Lien Pool One shall have duly authorized such sale and assignment to PPTS by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by GLS by all necessary action.

         (b) Binding Obligation. This Agreement constitutes a legal, valid and binding obligations of Dynex and GLS enforceable in accordance with its terms.

         (c) No Violation. The consummation by Dynex and GLS of the transactions contemplated by the Transaction Documents and the fulfillment of the terms hereof and thereof do not in any material way conflict with, result in any material breach of any of the material terms and provisions of, nor constitute (with or without notice or lapse of time) a material default under any material indenture, agreement or other instrument to which Dynex and/or GLS is a party or by which it shall be bound; nor violate any law or any order, rule or regulation applicable to Dynex and/or GLS of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Dynex and GLS, the violation of which would be material to Dynex and/or GLS.

         (d) No Proceedings. There are no material proceedings or investigations pending against Dynex and/or GLS, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Dynex and/or GLS: (i) asserting the invalidity of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents or (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any of the Transaction Documents.

         (e) Consents. Other than the County Amendment and Consent, no material consent, license approval, order, authorization of, or registration, filing with or declaration with any governmental authority is required to be obtained or made by Dynex or GLS and no material consent, license, approval or authorization of any third party is required to be obtained by Dynex or GLS in connection with Dynex's and GLS's execution, delivery and performance of this Agreement or any other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         (f) Liability under County Agreements. There is no basis for the County to make any claim against GLS for the payment of damages to the County by GLS arising out of any breach by GLS prior to the First Closing Date of its obligations to the County under either the County Agreement 1998 or the County Agreement 2004.

         (g) GLS Employees. Neither GLS Capital nor GLS Lien Pool One has, nor has ever had, any employees.

         (h) Tax Lien Related Agreements. There are no agreements between GLS Capital or GLS Lien Pool One and any third party relating to the Tax Liens other than the County Agreement 1998, the County Agreement 2004, the Servicing Agreement between GLS Capital and GLS Capital Services, Inc. pursuant to which GLS Capital Services, Inc. services the July 2004 Tax Liens and the oral servicing agreement between GLS Capital and GLS Capital Services, Inc. pursuant to which GLS Capital Services, Inc. services the Pre-2004 Tax Liens.

         (i) County Agreements. The County Agreement 1998 and the County Agreement 2004 have not been modified, supplemented or rescinded and are in full force and effect.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF PPTS

         Section 5.01. Representations and Warranties of PPTS. PPTS makes the following representations and warranties on which Dynex and GLS are deemed to have relied in selling the Transferred Assets. The representations and warranties speak as of the First Closing Date, and shall survive the purchase of the Transferred Assets from GLS.

         (a) Power and Authority. PPTS is validly existing as a limited liability company under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to carry out its terms. PPTS has full power, authority and legal right to purchase the Transferred Assets from GLS. PPTS shall have duly authorized such purchase from GLS by all necessary action. The execution, delivery and performance of this Agreement has been duly authorized by PPTS by all necessary action.

         (b) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of PPTS enforceable in accordance with its terms.

         (c) No Violation. The consummation by PPTS of the transactions contemplated by the Transaction Documents and the fulfillment of the terms hereof and thereof do not, to PPTS's knowledge, in any material way, conflict with, result in any material breach of any of the material terms and provisions of, nor constitute (with or without notice or lapse of time) a material default under any indenture, agreement or other instrument to which PPTS is a party or by which it shall be bound; nor violate any law or any order, rule or regulation applicable to PPTS of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over PPTS.

         (d) No Proceedings. To PPTS's knowledge, there are no material proceedings or investigations pending against PPTS, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over PPTS: (i) asserting the invalidity of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents or (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any of the Transaction Documents.

         (e) Consents. No consent, license approval, order, authorization of, or registration, filing with or declaration with any governmental authority is required to be obtained or made by PPTS and no consent, license, approval or authorization of any third party is required to be obtained by PPTS in connection with PPTS's execution, delivery and performance of this Agreement or any other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.01. Covenants. Dynex, GLS Capital and GLS Lien Pool One, jointly and severally, covenant and agree, and PPTS covenants and agrees, to perform or take any and all such actions to effectuate the following from the date hereof until the First Closing Date:

         Section 6.02. Carry on in Ordinary Course. Each GLS entity shall carry on its respective business and operations diligently and substantially in the same manner as heretofore conducted, and shall not, except with PPTS's prior written consent: (a) take any action, or suffer any action to be taken, that could cause any of the representations or warranties of Dynex contained herein not to be true and correct in all material respects on and as of the First Closing Date; (b) settle or compromise any lawsuit or claim relating to the Transferred Assets; (c) waive or compromise any of its rights relating to the Transferred Assets; or (d) enter into any agreement to take any of the foregoing actions.

         Section 6.03. Other Transactions. Prior to the First Closing, Dynex and GLS shall not, and shall cause Dynex's and/or GLS's managers, officers, stockholders, employees, agents and affiliates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any negotiations with, or furnish any information to, any Person, other than PPTS or a representative thereof, with respect to the acquisition of all or any part of the business, operations or assets of GLS or any of its securities. Should Dynex, GLS or any of its/their affiliates, during such period, receive any offer or inquiry relating to such acquisition, or obtain information that such an offer is likely to be made, they will provide PPTS with immediate written notice thereof.

         Section 6.04. Consents. Dynex and GLS shall use their best efforts to obtain in writing, prior to the First Closing Date, all consents, approvals, waivers, authorizations and orders necessary or reasonably required in order to permit Dynex and GLS to effectuate this Agreement and to consummate the transactions contemplated hereby ("GLS Consents"). All GLS Consents will be in writing and copies thereof will be delivered to PPTS promptly after Dynex's or GLS's receipt thereof but no later than immediately prior to First Closing Date. PPTS shall use its best efforts to obtain in writing, prior to the First Closing Date, all consents, approvals, waivers, authorizations and orders necessary or reasonably required in order to permit PPTS to effectuate this Agreement and to consummate the transactions contemplated hereby ("PPTS Consents"). All PPTS Consents will be in writing and copies thereof will be delivered to Dynex and GLS promptly after PPTS's receipt thereof but no later than immediately prior to First Closing Date.

         Section 6.05. Public Announcements. PPTS, Dynex and GLS agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of PPTS, Dynex and/or GLS under applicable securities laws.

         Section 6.06. Best Efforts to Close. Each of the parties hereto shall use its best efforts to satisfy, to cause to be satisfied, all conditions to its obligations to close the transactions contemplated hereby that are within the control of such party. If all of the conditions to a party's obligation to close hereunder shall have been satisfied, such party shall diligently proceed to close.


                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         Section 7.01. Conditions of PPTS's Obligation to Close. The obligation of PPTS to close under this Agreement is subject to the satisfaction of the following conditions any of which may be waived by PPTS in writing at or prior to the First Closing Date:

         (a) Agreements and Conditions. On or before the First Closing Date, GLS and Dynex shall have complied with and duly performed in all material respects all agreements, covenants and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the First Closing Date.

         (b) Representations and Warranties. The representations and warranties of Dynex and GLS contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the First Closing Date (as modified, amended or supplemented or deemed to be modified, amended or supplemented, if at all) with the same force and effect as though such representations and warranties had been made on and as of the First Closing Date.

         (c) Certificate. PPTS shall have received a certificate dated the First Closing Date and executed by an authorized officer of Dynex to the effect that the conditions expressed in Sections 7.01(a) and (b) have been fulfilled.

         (d) County Amendment and Consent. The County Amendment and Consent shall have been duly authorized, executed and delivered to PPTS by the County.

         (e) Termination of Servicing Agreement. GLS shall have taken all actions necessary to terminate the oral servicing agreement between GLS Capital and GLS Capital Services, Inc. pursuant to which GLS Capital Services, Inc. services the Pre-2004 Tax Liens.

         (f) Transfer Documents. PPTS shall have received such bills of sale, deeds of transfer, assignments and other documents in form and substance satisfactory to PPTS conveying the Transferred Assets to PPTS.

         (g) Opinion of Counsel. Dynex and GLS shall have furnished PPTS with a favorable opinion of Williams Mullen, counsel for Dynex and GLS, dated as of the First Closing Date, in form and substance satisfactory to PPTS.

         (h) Closing Deliveries. PPTS shall have received at or prior to the First Closing Date all documents set forth in this Section 7.01 and such other documents, instruments, or certificates as PPTS may reasonably request, including, without limitation, a certificate signed by the Secretary of Dynex certifying, among other things, as to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the incumbency and signatories of the officers of Dynex authorized to act on behalf of Dynex in connection with the transactions contemplated hereby.

         Section 7.02. Conditions of GLS's and Dynex's Obligations to Close. The obligations of GLS and Dynex to close under this Agreement are subject to the following conditions any of which may be waived by GLS and Dynex in writing at or prior to First Closing Date:

         (a) Agreements and Conditions. On or before the First Closing Date, PPTS shall have complied with and duly performed in all material respects all agreements, covenants and conditions on their respective parts to be complied with and performed pursuant to or in connection with this Agreement on or before the First Closing Date.

         (b) Representations and Warranties. The representations and warranties of PPTS contained in this Agreement, shall be true and correct in all material respects on and as of the First Closing Date (as modified, amended or supplemented or deemed to be modified, amended or supplemented, if at all) with the same force and effect as though such representations and warranties had been made on and as of the First Closing Date.

         (c) Closing Certificate. Dynex shall have received a certificate, dated the First Closing Date and executed by an authorized officer of PPTS, to the effect that the conditions contained in Sections 7.02(a) and 7.02(b) have been fulfilled.

         (d) Closing Deliveries. Dynex and GLS shall have received at or prior to the First Closing Date all documents set forth in this Section 7.02 and such other documents, instruments, or certificates as Dynex and GLS may reasonably request, including, without limitation, a certificate signed by an authorized representative of PPTS attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

         (e) Opinion of Counsel. PPTS shall have furnished Dynex with a favorable opinion of Kirkpatrick & Lockhart LLP, counsel for PPTS, dated as of the First Closing Date, in form and substance satisfactory to Dynex.

                                  ARTICLE VIII
                               FURTHER ASSURANCES

         Section 8.01. Further Assurances. From time to time after the First Closing Date, and without further consideration, GLS and/or Dynex shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other actions as PPTS may reasonably request in order more effectively to transfer to PPTS and to place PPTS in possession or control of all of the rights, properties, assets and businesses intended to be transferred hereunder, to assist in the collection of any and all such rights, properties and assets, and to enable PPTS to exercise and to enjoy all of the rights and benefits of GLS and Dynex with respect thereto.


                                   ARTICLE IX
                                 INDEMNIFICATION

         Section 9.01. Survival of Representations. The representations and warranties of PPTS and the Sellers in this Agreement or in any document delivered pursuant hereto shall survive the First Closing Date for a period of twelve months and shall then terminate under this Agreement; provided, however, that any such representation and warranty shall survive the time it would otherwise terminate if it was fraudulent or made in bad faith, in which case they shall survive until the applicable statute of limitations.

         Section 9.02.  Indemnitors;  Indemnified  Persons. For purposes of this
Section 9, each party that, pursuant to this Section 9, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor," and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

         Section 9.03. Indemnity of PPTS. During the period in which any representation and warranty shall survive, the Sellers, jointly and severally, hereby agree to defend, indemnify, hold harmless and reimburse PPTS and its directors, members, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any material breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of Dynex and/or GLS contained in this Agreement or in any certificate delivered by Dynex and/or GLS pursuant hereto; and (b) any material breach of any covenant or agreement of Dynex and/or GLS contained in this Agreement; and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements), as they shall be incurred in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not any such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. The Sellers further agree that it shall not, without the prior written consent of PPTS, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 9.03 from all liability arising out of such claim, action, suit or proceeding.

         Section 9.04. Indemnity of GLS and Dynex. During the period in which any representation and warranty shall survive, PPTS hereby agree to defend, indemnify, hold harmless and reimburse GLS and Dynex and their respective directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of any material breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of PPTS contained in this Agreement or in any certificate delivered by PPTS pursuant hereto; and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements), as they shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not such Indemnified Persons shall be named as a party thereto and whether or not any liability shall result therefrom. PPTS further agrees that it shall not, without the prior written consent of Dynex, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 9.04 from all liability arising out of such claim, action, suit or proceeding.

         Section 9.05. Procedures for Indemnification; Defense. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding with respect to which indemnification may be sought hereunder (a "Claim"), such Indemnified Person shall notify the Indemnitor of the commencement of such Claim (a "Claim Notice") and supply any other information in the control of the Indemnified Person regarding the Claim to the Indemnitor, but failure to so notify and supply the Indemnitor shall not relieve the Indemnitor from any liability that the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such Claim and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single Claim. In any Claim the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 9.05, so long as such participation does not interfere with the Indemnitor's control of such litigation.

         Section 9.06. Limitation on Indemnification. Notwithstanding any provision of this Section 9 to the contrary, no Indemnified Person shall be entitled to assert any claim for indemnification in respect of claims for any breach covered under each of Sections 9.03 and 9.04 hereof until such time as claims for indemnification thereunder shall exceed $100,000 in the aggregate (the "Deductible"), in which case the entire amount of such claims, including the amount of the Deductible, shall be subject to indemnification hereunder; provided, however, that the dollar amount of such indemnification obligations shall not exceed $10,000,000 in the aggregate (the "Claims Limitation"), except to the extent of claims arising from an Indemnitor's providing information to PPTS, Dynex or GLS, as the case may be, in connection herewith, or making representations or warranties hereunder, that, in either case, were fraudulent or made in bad faith, in which event the Deductible shall not apply and the Claims Limitation shall be the Aggregate Purchase Price. In addition, the indemnification amount applicable to a breach of a representation and warranty set forth in Article III hereto shall be limited to the effective purchase price paid by PPTS for the Tax Liens affected by such breach.

         Section 9.07. Method of Indemnification. (a) If the Indemnitor fails to give a notice disputing the validity or amount of a Claim (a "Claim Response") within twenty (20) Business Days following receipt of a Claim Notice, then the Claim shall be deemed to be accepted and the Indemnified Person may pursue whatever legal remedies may be available to recover the losses as to which the Indemnified Person is seeking indemnification, including without limitation, by recovering the amounts of such Claims from any amounts in the Escrow Account. In the event that the Indemnified Person submits one or more Claims and the amount and payment of any such Claim is agreed to by the parties (or deemed to be accepted pursuant to the immediately preceding sentence) prior to the Final Escrow Disbursement Date, the Parties shall instruct the Escrow Agent from time to time to disburse the amount of such Claims from the Escrow Account to the Indemnified Person.

         (b) In the event that any Claim submitted prior to the Final Escrow Disbursement Date is subject to a Claim Response, such Claim shall become an "Unresolved Claim." The Parties shall immediately notify the Escrow Agent of the amount of such Unresolved Claim and shall instruct the Escrow Agent to reserve in the Escrow Account the amount of such Unresolved Claim and to retain such amount in the Escrow Account until such Unresolved Claim is resolved. The parties shall attempt in good faith to mutually agree upon the validity and amount of any Claim subject to a Dispute Notice pursuant to discussions between senior representatives of the parties who have authority to settle the same. Such discussions shall commence between the parties not more than ten (10) Business Days following delivery of the Claim Response and shall not last for more than ten (10) Business Days following the date of commencement of such discussions. In the event that the parties mutually agree upon the amount of the Claim pursuant to such discussions, the Indemnitor shall promptly pay the Indemnified Person the agreed amount, which may be effected by the parties delivering instructions to the Escrow Agent to disburse to the Indemnified Person an appropriate amount from the Escrow Account. If the matter is not resolved directly through negotiation within thirty (30) calendar days after the commencement of the negotiations, the parties shall be free to resort to such other procedures or remedies as may be available at law or in equity. In the event that the court or arbitration tribunal, pursuant to a final non-appealable order, upholds all or a portion of the Claim, the Indemnitor shall be obliged to pay the amount of such Claim as is directed by the Court or arbitration tribunal which may be effected, if applicable, by the parties delivering instructions to the Escrow Agent to disburse to the Indemnified Person the applicable amount from the Escrow Account. In the event that the parties agree that a portion of a Claim is invalid or the court makes such a finding, the parties shall so notify the Escrow Agent and shall direct the Escrow Agent to unreserve an appropriate amount from the Escrow Account, and, if the Final Escrow Disbursement Date has passed, to release such amount to GLS Capital, provided, however, that if any Claim that has been agreed to by the parties or otherwise accepted, remains unsatisfied, such amount shall, to the extent necessary, be disbursed to the Indemnified Person. In the event that the validity of a Claim is referred to a court or arbitration tribunal, the losing party in such litigation shall pay all expenses connected with such litigation.

         Section 9.08. Defective Tax Liens. Notwithstanding the foregoing, PPTS first shall pursue all procedures and remedies as may be available at law or in equity against the County to recover any unrealized value of a Tax Lien purchased hereunder (the "Defective Tax Lien Loss"), whether or not there has been a breach of any representation or warranty set forth in Article III hereof; and then, to the extent such Defective Tax Lien Loss is not recovered from the County, PPTS may seek indemnification from Dynex pursuant to Section 9.03 hereof. The survival of the applicable representations and warranties in Article III hereof shall be tolled for any particular Defective Tax Lien Loss during the period in which PPTS seeks recovery from the County for such loss.


                                    ARTICLE X
                        NON-COMPETITION; CONFIDENTIALITY

         Section 10.01. Non-Competition. During the two (2) year period following the First Closing Date, GLS and Dynex shall not, except for the ownership of tax liens and the tax lien operations currently existing in the Commonwealth of Pennsylvania and the States of Massachusetts and New Jersey, directly or indirectly: (a) engage in any business or activity that competes with PPTS in the tax lien business in the United States; (b) enter the employ of any person or entity engaged in any business or activity that competes with the PPTS in the tax lien business or render any consulting or other services to any person or entity for use in or with the effect of competing with PPTS in the tax lien business; or (c) have an interest in any business or activity that competes with PPTS in the tax lien business, in any capacity, including, without limitation, as an investor, partner, stockholder, officer, director, principal, agent, employee, or creditor.

         Section 10.02. Non-Solicitation. During the five (5) year period following the First Closing Date, Dynex and GLS shall not, directly or indirectly, hire, offer to hire, divert, entice away, solicit or in any other manner persuade or attempt to persuade (a "Solicitation") any person who is, or was, at any time within the twelve (12) months prior to such Solicitation, an officer, director, employee, agent, licensor, licensee, customer, or supplier of PPTS's tax lien business to discontinue, cease or alter his, her or its relationship therewith.

         Section 10.03. Non-Disruption. During the five (5) year period following the First Closing Date, Dynex and GLS shall not, directly or indirectly, interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between PPTS or any of its affiliates, on the one hand, and any of its employees, on the other hand.

         Section 10.04. Confidentiality. (a) "Confidential Information" means any and all information (oral or written) relating to the business, including, but not limited to, information relating to trade secrets, proprietary information, software, software codes and other materials, data processing reports, analyses, except such information that is (i) generally known in the industry or in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information that is in the public domain), other than as a result of a breach of the provisions hereof or (ii) obtained through a lawful disclosure from an unrelated third party.

         (b) PPTS shall not (until after the First Closing Date) directly or indirectly use, communicate, disclose or disseminate any Confidential Information (other than information that is known to PPTS prior to disclosure and that is not subject to confidentiality) in any manner whatsoever (except to their financial or legal advisors and as may be required under legal process by subpoena or other court order; provided, however, that PPTS will take reasonable steps to give Dynex and GLS sufficient prior written notice in order to contest such requirement or order).

         (c) Dynex and GLS acknowledge and agree that all Confidential Information is the exclusive property of Dynex and GLS and, after the First Closing Date, of PPTS. Dynex and GLS shall not at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except to its or their financial or legal advisors and as may be required under legal process by subpoena or other court order; provided, however, that Dynex or GLS will take reasonable steps to give PPTS sufficient prior written notice in order to contest such requirement or order).

         Section 10.05. Remedies upon Breach. (a) Dynex and GLS acknowledge and agree that: (i) PPTS shall be irreparably injured in the event of a breach by Dynex or GLS of any of the obligations under this Section 10; (ii) monetary damages shall not be an adequate remedy for such breach; (iii) PPTS shall be entitled to injunctive relief, in addition to any other remedy that it may have, in the event of any such breach; and (iv) the existence of any claims that Dynex or GLS may have against PPTS, whether under this Agreement or otherwise, shall not be a defense to the enforcement by PPTS of any of its rights under this Agreement.

         (b) PPTS acknowledges and agrees that: (i) Dynex and GLS shall be irreparably injured in the event of a breach by PPTS of any of the obligations under Section 10; (ii) monetary damages shall not be an adequate remedy for any such breach; (iii) Dynex and GLS shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (iv) the existence of any claims which PPTS may have against Dynex and GLS, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Dynex and GLS of any of its rights under this Agreement.


                                   ARTICLE XI
                                   TERMINATION

         Section 11.01.  Termination.  Subject to the provisions of Section
11.02 hereof, this Agreement may be terminated at any time prior to the First Closing Date by any of the following:

         (a) By the mutual written agreement of PPTS, Dynex and GLS; or

         (b) By either PPTS, Dynex and/or GLS, if the First Closing shall not have occurred by October 31, 2004, upon written notice by such terminating party;

         Section 11.02. Effects of Termination. If this Agreement shall be terminated as provided in Section 11.01 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto (or any of their respective stockholders, officers, directors, employees, legal beneficiaries, successors or affiliates); provided, that no party shall be relieved of any losses occurring or sustained as a result of a breach of any of such party's representations, warranties, covenants or agreements contained herein. Notwithstanding any termination of this Agreement, the provisions of Section 6.05 (Public Announcements) and this Section 11 shall survive.


                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01. Amendment. This Agreement may be amended only by a writing executed by Dynex, GLS and PPTS.

         Section 12.02. Protection of Title; Misdirected Payments. (a) GLS shall take all reasonable actions as may be required by law fully to preserve, maintain, defend, protect and confirm the interest of PPTS in the Existing Tax Liens transferred hereunder and in the proceeds thereof.

         (b) On or before the First Closing Date, GLS shall mark its appropriate records so that, from and after the time of sale under this Agreement of the Tax Liens transferred on the First Closing Date, records of GLS shall indicate that such Tax Liens have been sold. Such records of GLS may be in the form of a computer tape, microfiche or other electronic or computer device.

         (c) All Collections received by GLS on or after the First Closing Date, after being identified as such by GLS, shall be transferred to PPTS. PPTS will promptly remit or cause to be remitted to GLS any amounts received by PPTS which do not constitute Collections.

         Section 12.03. Notices. All demands, notices and communications upon or to Dynex, GLS or PPTS, under this Agreement shall be in writing, personally delivered or mailed by certified or registered mail, return receipt requested, and shall be deemed to have been duly given upon receipt:

         If to Dynex, GLS Capital and/or GLS Lien Pool One, to

                  c/o Dynex Capital, Inc.
                  4551 Cox Road, Suite 300
                  Glen Allen, VA 23060
                  Attention: Steve Benedetti, Executive Vice President and CFO
                  (Tel) (804) 217-5837
                  (Fax) (804) 217-5860

         With a copy (which shall not constitute notice) to:

                  Williams Mullen
                  1021 East Cary Street
                  Richmond, VA 23218
                  Attention: Brian Ball, Esq.
                  (Tel) (804) 783-6426
                  (Fax) (804) 783-6507

         If to PPTS, to

                  Plymouth Park Tax Services, LLC
                  c/o Bear Stearns Mortgage & Co. Inc.
                  383 Madison Avenue, New York, NY 10179
                  Attention: John Garzone, President
                  (Tel) 212-272-3853 (Fax) 212-272-5736

         With a copy (which shall not constitute notice) to:

                  Xspand, Inc.
                  35 Airport Road, Suite 150
                  Morristown, NJ 07960
                  Attention: Kurt Shadle, Executive Vice President
                  (Tel) 973-644-3719
                  (Fax) 973-267-4077

or to such other Person or address as any party shall specify by notice in writing to the other parties.

         Section 12.04. Fees and Expenses. Each of Dynex, GLS Capital, GLS Lien Pool One and PPTS shall respectively pay all fees and expenses incurred by it or on its behalf, in connection with the negotiation, execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation of the transactions contemplated hereby and thereby.

         Section 12.05. Assignment. Notwithstanding anything to the contrary contained herein, this Agreement or any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such purported assignment without such consent shall be null and void.

         Section 12.06. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of Dynex, GLS and PPTS and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in PPTS or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 12.07. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 12.08. Separate Counterparts. This Agreement may be executed by the parties hereto by facsimile signature and in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 12.10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 12.11. Sophisticated Parties. This Agreement is between financially sophisticated and knowledgeable parties and is entered into by such parties in reliance upon the economic and legal bargains contained herein, the language used in this Agreement has been negotiated by the parties hereto and their representatives and shall be interpreted and construed in a fair and impartial manner without regard to such facts as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


DYNEX CAPITAL, INC.


By: __________________________________
Name:
Title:


GLS CAPITAL - CUYAHOGA, INC.


By: __________________________________
Name:
Title:

GLS - CUYAHOGA LIEN POOL ONE, INC.


By: __________________________________
Name:
Title:

PLYMOUTH PARK TAX SERVICES, LLC


By: __________________________________
Name: John M. Garzone
Title: President

                                                                      SCHEDULE A

                               EXISTING TAX LIENS

                   [TO BE UPDATED PRIOR TO FIRST CLOSING DATE]

                                                                      SCHEDULE B

                                 COUNTY CREDITS
                             (as of August 30, 2004)

                                                                       EXHIBIT A

                                ESCROW AGREEMENT